Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 21, 2004 relating to the consolidated financial statements of Air T, Inc., appearing in the Annual Report on Form 10-K of Air T, Inc. for the year ended March 31, 2006.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
June 26, 2006